Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 16, 2012, relating to the financial statements and financial highlights which appear in the June 30, 2012 Annual Reports to Shareholders of Janus Growth Allocation Fund, Janus Moderate Allocation Fund, Janus Conservative Allocation Fund, Janus Flexible Bond Fund, Janus Global Bond Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund, Janus Government Money Market Fund, Janus Money Market Fund, INTECH Global Dividend Fund, INTECH International Fund (formerly named INTECH Risk-Managed International Fund), INTECH U.S. Core Fund (formerly named INTECH Risk-Managed Core Fund), INTECH U.S. Growth Fund (formerly named INTECH Risk-Managed Growth Fund), INTECH U.S. Value Fund (formerly named INTECH Risk-Managed Value Fund), Janus World Allocation Fund (formerly named Janus Dynamic Allocation Fund), Janus Real Return Fund (formerly named Janus Real Return Allocation Fund), Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Select Value Fund, Perkins Small Cap Value Fund, and Perkins Value Plus Income Fund (twenty-one of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
October 25, 2012